UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 15, 2017

Crown Crafts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-7604	58-0678148
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

(a)	Purchase Agreement

On December 15, 2017, Hamco, Inc. (“Hamco”), a wholly owned subsidiary of Crown Crafts, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sassy 14, LLC (“Sassy”) pursuant to which Hamco purchased certain assets from, and assumed certain liabilities of, Sassy with respect to Sassy’s line of infant developmental toys, bath toys and feeding and care products (the “Sassy Acquisition”). At closing, Hamco paid Sassy $6.5 million for such assets, which included inventory, intellectual property and certain related assets as specified in the Purchase Agreement. The final purchase price is subject to adjustment pending the completion by the parties of a final inventory valuation as of December 15, 2017.

The Purchase Agreement contains customary representations, warranties and covenants made by each of the parties, as well as customary mutual indemnification obligations. The parties also entered into certain ancillary agreements at closing as contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Sassy Acquisition is not complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Form 8-K and the terms of which are incorporated herein by reference.

(b)	Amendment to Financing Agreement

Also on December 15, 2017, the Company and its wholly owned subsidiaries, Crown Crafts Infant Products, Inc., Carousel Designs, LLC and Hamco (together with the Company, the “Borrowers”), entered into a Twelfth Amendment to Financing Agreement (the “Amendment”) with The CIT Group/Commercial Services, Inc. (“CIT”), amending that certain Financing Agreement between the Borrowers and CIT dated July 11, 2006 (as previously amended, the “Financing Agreement”). The Amendment evidences CIT’s consent to the consummation of the Sassy Acquisition and revises the Financing Agreement to exclude from the definition of “Fixed Charges” for purposes of the Financing Agreement, including the calculation of the Borrowers’ Fixed Charge coverage, certain unfinanced capital expenditures related to the Sassy Acquisition and the acquisition of the assets of Carousel Designs that was completed on August 4, 2017.

The foregoing description of the Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 to this Form 8-K and the terms of which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in part (a) of Item 1.01 of this Form 8-K is incorporated herein by reference. The Sassy Acquisition does not constitute a business acquisition at the significance level that would require the filing of financial statements as contemplated by Rule 3-05 of Regulation S-X.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in part (b) of Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On December 18, 2017, the Company issued a press release announcing the consummation of the Sassy Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated as of December 15, 2017, by and between Hamco, Inc. and Sassy 14, LLC.*

10.1

Twelfth Amendment to Financing Agreement, dated as of December 15, 2017, by and among Crown Crafts, Inc., Hamco, Inc., Carousel Designs, LLC, Crown Crafts Infant Products, Inc. and The CIT Group/Commercial Services, Inc.

99.1	Press Release dated December 18, 2017.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWN CRAFTS, INC.

By:	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer

Date: December 18, 2017